Ameriprise Financial, Inc. Minneapolis, MN July 24, 2019 Ameriprise Financial Reports Second Quarter 2019 Results Earnings ($M) Earnings Per Diluted Share Return on Equity, ex. AOCI GAAP $492 GAAP $3.57 GAAP 33.1% Adjusted Operating $560 Adjusted Operating $4.06 Adjusted Operating 37.1%  Adjusted operating earnings per diluted share increased 14 Perspective from Jim Cracchiolo, percent to $4.06 and adjusted operating return on equity Chairman and Chief Executive increased 670 basis points to 37.1 percent. Officer  Ameriprise assets under management and administration were “Ameriprise delivered another $916 billion, with Advice & Wealth Management total client assets quarter of strong asset growth and of $608 billion – both represented record highs. financial results, driven by the power of our wealth management business.  Clients continue to shift to wrap (advisory) products, with $4.8 We’re serving more clients and billion of net inflows in the quarter. Wrap assets grew 13 percent deepening relationships with our to $292 billion and represent 48 percent of Advice & Wealth engaging client experience, resulting Management total client assets. in high satisfaction. Our comprehensive advice-based  Ameriprise Bank, FSB launched and $2.2 billion of money market approach and leading capabilities cash sweep balances were brought on balance sheet. The bank drove Ameriprise client assets and will begin offering deposits, credit cards, mortgages and pledge advisor productivity to record highs in lending to Ameriprise’s wealth management clients in 2019 and the second quarter.” 2020. “Our asset management, insurance  Nearly 80 percent of Ameriprise adjusted operating net revenues and annuity businesses continue to were driven through Advice & Wealth Management. generate competitive returns and consistent free cash flow,  Ameriprise delivered a strong pretax adjusted operating margin of complementing wealth management. 20.7 percent, driven by a 22.7 percent margin in Advice & Wealth In addition to our ongoing Management and a 37.1 percent net adjusted margin in Asset investments, we’re taking strategic Management. actions to free-up additional capital to invest further and return to  Approximately 90 percent of earnings are free cash flow spread shareholders at a differentiated level. across our businesses, providing substantial capital flexibility. This includes the recently announced sale of Ameriprise Auto & Home  Ameriprise maintained $1.9 billion of excess capital after returning Insurance, which is on schedule to $570 million to shareholders through share repurchase and close in the fourth quarter.” dividends, which represented 102 percent of adjusted operating earnings.  On June 29, Ameriprise reached its 125th anniversary, marking a significant milestone. 1

Ameriprise Financial, Inc. Second Quarter Summary Per Diluted Share Quarter Ended Quarter Ended June 30, June 30, % Over/ % Over/ (in millions, except per share amounts, unaudited) 2019 2018 (Under) 2019 2018 (Under) GAAP net income $ 492 $ 462 6% $ 3.57 $ 3.10 15 % Adjusted operating earnings (see reconciliation on p. 8) $ 560 $ 530 6% $ 4.06 $ 3.56 14 % GAAP Return on Equity, ex. AOCI 33.1% 29.6 % Adjusted Operating Return on Equity, ex. AOCI 37.1% 30.4 % Percent of pretax adjusted operating earnings from Advice & Wealth Management, excluding Corporate & Other 51% 49 % Percent of pretax adjusted operating earnings from Advice & Wealth Management and Asset Management, excluding Corporate & Other 74% 74 % Weighted average common shares outstanding: Basic 136.1 147.0 Diluted 138.0 149.0 2

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended June 30, 2019		Quarter Ended June 30, 2018		% Over/ (Under)
Net revenues	$	1,653	$	1,543	7%
Expenses		1,277		1,193	(7%)
Pretax adjusted operating earnings	$	376	$	350	7%
Pretax adjusted operating margin		22.7%		22.7%	

(in billions, unless otherwise noted)	Quarter Ended June 30, 2019		Quarter Ended June 30, 2018		% Over/ (Under)
Advice & Wealth Management total client assets	$	608	$	566	7%
Wrap net flows	$	4.8	$	5.3	(8%)
Brokerage cash balance	$	24.3	$	24.5	(1%)
Adjusted operating net revenue per advisor (trailing 12 months - thousands)	$	638	$	603	6%

Advice & Wealth Advice Management pretax adjusted operating earnings increased 7 percent to $376 million driven by strength in client activity, increased earnings on cash balances and only 3 percent equity market appreciation year-over-year, partially offset by continued investments for growth and higher mark-to-market impact on advisor deferred compensation expenses. Pretax adjusted operating margin remained strong at 22.7 percent.

Adjusted operating net revenues increased 7 percent to $1.7 billion, reflecting strong client activity, increased advisor productivity and higher earnings on cash balances. Transactional activity grew 6 percent sequentially as client engagement continued to improve following recent market volatility. Adjusted operating expenses increased 7 percent to $1.3 billion, reflecting higher distribution expense and volume-related expense due to transactional activity, investments for growth and higher mark-to-market impact on advisor deferred compensation expense.

Advice & Wealth Management total client assets increased 7 percent to $608 billion. Organic growth remains strong with $4.8 billion of wrap net inflows. Total wrap assets increased 13 percent to $292 billion. Client brokerage cash balances were essentially flat to a year ago at $24.3 billion.

Adjusted operating net revenue per advisor on a trailing 12-month basis increased 6 percent to $638,000. Total advisors increased to 9,951 and advisor retention remained strong. 72 experienced advisors moved their practices to Ameriprise in the quarter, with 19 percent higher productivity than last year's experienced advisor recruits.

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Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended June 30, 2019		Quarter Ended June 30, 2018		% Over/ (Under)
Net revenues	$	712	$	755	(6%)
Expenses		548		572	4%
Pretax adjusted operating earnings	$	164	$	183	(10%)
Pretax adjusted operating margin		23.0%		24.2%	
Net pretax adjusted operating margin (1)		37.1%		38.0%	

(in billions)	Quarter Ended June 30, 2019		Quarter Ended June 30, 2018		% Over/ (Under)
Total segment AUM	$	468	$	482	(3%)
Net Flows					
Former parent company related net new flows	$	(1.0)	$	(2.0)	51%
Global Retail net flows, excl. former parent flows		0.5		2.0	(77%)
Global Institutional net flows, excl. former parent flows		(1.4)		(1.5)	6%
Total segment net flows	$	(1.9)	$	(1.5)	(28%)
Assets Under Advisement Mandate (2)	$	0.8		—	

(1) See reconciliation on page 10
(2) Strategy added to an intermediary client home office model that is not included in flows

Asset Management pretax adjusted operating earnings were $164 million, down $19 million from the prior year period, reflecting a decline in net revenues offset by lower expenses. Second quarter net pretax adjusted operating margin was 37.1 percent.

Adjusted operating revenues declined 6 percent driven by the cumulative impact of net outflows, lower equity market appreciation, unfavorable foreign exchange translation and lower seed money gains, partially offset by higher performance fees. Adjusted operating expenses declined 4 percent reflecting lower distribution expenses, and well-managed general and administrative expenses, partially offset by Brexit and other regulatory-related costs.

Net outflows in the quarter were $1.9 billion, which included $2.9 billion of reinvested dividends. In North America, retail flows continued to improve on a sequential basis to $1.2 billion of inflows, reflecting continued market share gains at several large retail intermediaries. In EMEA, Brexit and geopolitical uncertainty continued to mute retail flows, however, there was improvement on a sequential basis to $0.7 billion of outflows. Global institutional outflows excluding former parent related assets were $1.4 billion. Former parent related outflows improved to $1.0 billion. In addition, during the quarter a strategy was added to a model portfolio and was funded initially for more than $800 million; this is considered assets under advisement and not included in net flows.

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Ameriprise Financial, Inc.
Annuities and Protection Segments Adjusted Operating Results

(in millions, unaudited)	Quarter Ended June 30, 2019		2018	% Over/ (Under)
Annuities				
Net revenues	$ 620		$ 622	—
Expenses	491		500	2%
Pretax adjusted operating earnings	$ 129		$ 122	6%
Variable annuity pretax adjusted operating earnings	$ 119		$ 110	8%
Fixed annuity pretax adjusted operating earnings	10		12	(17%)
Total pretax adjusted operating earnings	$ 129		$ 122	6%
Protection				
Net revenues	$ 259		$ 255	2%
Expenses	194		192	(1%)
Pretax adjusted operating earnings	$ 65		$ 63	3%

	Quarter Ended June 30, 2019	2018	% Over/ (Under)
Variable annuity ending account balances (billions)	$ 78.1	$ 78.3	—
Fixed deferred annuity ending account balances (billions)	$ 8.5	$ 9.0	(6%)
Life insurance in force (billions)	$ 195	$ 196	—

Annuities pretax adjusted operating earnings were $129 million, up 6 percent.

Variable annuity pretax adjusted operating earnings were up 8 percent to $119 million. Variable annuity sales declined 16 percent year-over-year to $1.0 billion, however, sales improved 19 percent on a sequential basis following volatile markets in late 2018. Annuity net amount at risk as a percent of account values was 0.6 percent for living benefits and 0.1 percent for death benefits, one of the lowest among major variable annuity writers.

Fixed annuity pretax adjusted operating earnings were $10 million, reflecting continued spread compression from the extended period of low interest rates, lower account balances and the reinsurance of 20 percent of the block in the first quarter. Account balances declined 6 percent from limited new product sales and continued lapses.

Protection pretax adjusted operating earnings increased to $65 million compared to $63 million a year ago. Overall claims were within expected ranges, though life claims were unfavorable to the year ago quarter. VUL/UL cash sales were $70 million, down 7 percent, primarily due to lower indexed universal life lump sum and installment sales.

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Ameriprise Financial, Inc. Corporate & Other Segment Adjusted Operating Results Quarter Ended June 30, % Over/ (in millions, unaudited) 2019 2018 (Under) Pretax adjusted operating earnings/(loss): Corporate & Other (ex. LTC and Auto & Home) $ (79) $ (60) (32%) Long Term Care $ 4 $ (5) NM Auto & Home $ 14 $ (19) NM Items included in adjusted operating earnings/(loss): Auto and Home catastrophe losses $ (18) $ (40) 55 % DOL planning and implementation expenses — (3) N M NM Not Meaningful — variance equal to or greater than 100% Corporate & Other pretax adjusted operating loss excluding Long Term Care and Auto & Home was in line with expectations at $79 million, primarily related to the higher mark-to-market impact on share-based compensation expenses and investments in growth initiatives. Long Term Care pretax adjusted operating earnings improved to $4 million in the quarter, reflecting slower reserve growth related to premium rate increases and expanded benefit reduction offerings, as well as higher mortality. Auto & Home pretax adjusted operating earnings were $14 million in the quarter. Catastrophe losses were $18 million. Taxes The adjusted operating effective tax rate in the quarter was 16.8 percent, in line with the prior year. The full year adjusted operating effective tax rate is estimated to be in the 16 percent range. 6

Contacts Investor Relations: Media Relations: Alicia A. Charity Paul W. Johnson Ameriprise Financial Ameriprise Financial (612) 671-2080 (612) 671-0625 alicia.a.charity@ampf.com paul.w.johnson@ampf.com Stephanie M. Rabe Ameriprise Financial (612) 671-4085 stephanie.m.rabe@ampf.com Forward-Looking Statements This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include: . the statement that the company expects its full year adjusted operating effective rate to be in the 16 percent range; . the statement that the company expects to close the sale of its Auto & Home Insurance business in the fourth quarter of 2019; . statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities; . other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and . statements of assumptions underlying such statements. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent Quarterly Reports on From 10-Q, available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements and The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release and the below-referenced Statistical Supplement are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the quarter ended June 30, 2019. For information about Ameriprise Financial entities, please refer to the Second Quarter 2019 Statistical Supplement available at ir.ameriprise.com and the tables that follow in this news release. Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website 7 from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC. Ameriprise Financial, Inc. Reconciliation Table: Earnings Per Diluted Share Quarter Ended Quarter Ended June 30, June 30, (in millions, except per share amounts, unaudited) 2019 2018 2019 2018 Net income $ 492 $ 462 $ 3.57 $ 3.10 Less: Net income (loss) attributable to consolidated investment entities 1 — 0.01 — Add: Integration/restructuring charges (1) 2 4 0.02 0.03 Add: Market impact on variable annuity guaranteed benefits (1) 60 80 0.43 0.53 Add: Market impact on fixed index annuity benefits (1) (1) — (0.01) — Add: Mean reversion-related impacts (1) (18) (8) (0.13) (0.05) Add: Market impact on indexed universal life benefits (1) 26 20 0.19 0.13 Add: Market impact of hedges on investments (1) 18 (5) 0.13 (0.03) Add: Net realized investment (gains) losses (1) — (5) — (0.03) Add: Tax effect of adjustments (2) (18) (18) (0.13) (0.12) Adjusted operating earnings $ 560 $ 530 $ 4.06 $ 3.56 Weighted average common shares outstanding: Basic 136.1 147.0 Diluted 138.0 149.0 (1) Pretax adjusted operating adjustment. (2) Calculated using the statutory tax rate of 21%. 8

Ameriprise Financial, Inc. Reconciliation Table: Pretax Adjusted Operating Earnings and Pretax Adjusted Operating Margin Quarter Ended June 30, (in millions, unaudited) 2019 2018 Total net revenues $ 3,245 $ 3,196 Less: CIEs revenue 24 49 Less: Integration/restructuring charges — — Less: Net realized investment gains (losses) — 5 Less: Market impact on indexed universal life benefits (8) (10) Less: Market impact of hedges on investments (18) 5 Adjusted operating total net revenues $ 3,247 $ 3,147 Total expenses $ 2,658 $ 2,648 Less: CIEs expenses 23 49 Less: Integration/restructuring charges 2 4 Less: Market impact on variable annuity guaranteed benefits 60 8 0 Less: Market impact on indexed universal life benefits 18 10 Less: Market impact on fixed index annuity benefits (1) — Less: Mean reversion-related impacts (18) (8) Less: DAC/DSIC offset to net realized investment gains (losses) — — Adjusted operating expenses $ 2,574 $ 2,513 Pretax income $ 587 $ 548 Pretax adjusted operating earnings $ 673 $ 634 Pretax income margin 18.1% 17.1% Pretax adjusted operating margin 20.7% 20.1% Ameriprise Financial, Inc. Reconciliation Table: General and Administrative Expense Quarter Ended June 30, (in millions, unaudited) 2019 2018 General and administrative expense $ 823 $ 788 Less: CIEs expenses 1 — Less: Integration/restructuring charges 2 4 Adjusted operating general and administrative expense $ 820 $ 784 9

Ameriprise Financial, Inc. Reconciliation Table: Effective Tax Rate Quarter Ended June 30, 2019 Adjusted (in millions, unaudited) GAAP Operating Pretax income $ 587 $ 673 Income tax provision $ 95 $ 113 Effective tax rate 16.1% 16.8 % Ameriprise Financial, Inc. Reconciliation Table: Effective Tax Rate Quarter Ended June 30, 2018 Adjusted (in millions, unaudited) GAAP Operating Pretax income $ 548 $ 634 Income tax provision $ 86 $ 104 Effective tax rate 15.7% 16.4 % Ameriprise Financial, Inc. Reconciliation Table: Asset Management Net Pretax Adjusted Operating Margin Quarter Ended June 30, (in millions, unaudited) 2019 2018 Adjusted operating total net revenues $ 712 $ 755 Less: Distribution pass through revenues 186 196 Less: Subadvisory and other pass through revenues 81 88 Net adjusted operating revenues $ 445 $ 471 Pretax adjusted operating earnings $ 164 $ 183 Less: Adjusted operating net investment income 3 8 Add: Amortization of intangibles 4 4 Net adjusted operating earnings $ 165 $ 179 Pretax adjusted operating margin 23.0% 24.2% Net pretax adjusted operating margin 37.1% 38.0% 10

Ameriprise Financial, Inc. Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI” Twelve Months Ended June 30, (in millions, unaudited) 2019 2018 Net income $ 1,929 $ 1,740 Less: Adjustments (1) (229) (47) Adjusted operating earnings $ 2,158 $ 1,787 Total Ameriprise Financial, Inc. shareholders’ equity $ 5,742 $ 6,004 Less: Accumulated other comprehensive income, net of tax (82) 131 Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI 5,824 5,873 Less: Equity impacts attributable to the consolidated investment entities 1 1 Adjusted operating equity $ 5,823 $ 5,872 Return on equity excluding AOCI 33.1% 29.6 % Adjusted operating return on equity excluding AOCI (2) 37.1% 30.4% (1) Adjustments reflect the trailing twelve months’ sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs (“DSIC”) and deferred acquisition costs (“DAC”) amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; mean reversion related impacts; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21%. (2) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of deferred sales inducement costs (“DSIC”) and deferred acquisition costs (“DAC”) amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; mean reversion related impacts; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders’ equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%. 11

Ameriprise Financial, Inc. Consolidated GAAP Results Quarter Ended June 30, % Over/ (in millions, unaudited) 2019 2018 (Under) Revenues Management and financial advice fees $ 1,732 $ 1,691 2 % Distribution fees 490 465 5 % Net investment income 368 419 (12%) Premiums 376 357 5 % Other revenues 316 284 11 % Total revenues 3,282 3,216 2 % Banking and deposit interest expense 37 20 (85%) Total net revenues $ 3,245 $ 3,196 2 % Expenses Distribution expenses $ 948 $ 902 (5%) Interest credited to fixed accounts 186 180 (3%) Benefits, claims, losses and settlement expenses 584 635 8 % Amortization of deferred acquisition costs 58 63 8 % Interest and debt expense 59 80 26 % General and administrative expense 823 788 (4%) Total expenses 2,658 2,648 — Pretax income 587 548 7 % Income tax provision 95 86 (10%) Net income $ 492 $ 462 6% 12